Exhibit (h)(141)
December 15, 2011
Ms. Heidi W. Hardin
Janus Capital Management LLC
151 Detroit Street
Denver, Colorado 80206
Dear Ms. Hardin:
Attached is revised Schedule A to the Administration Agreement dated June 23, 2011, as may be further amended from time to time (the “Agreement”), between Janus Investment Fund (the “Trust”) and Janus Capital Management LLC (“JCM”). The purpose of the revision is to reflect the addition of INTECH Global Dividend Fund, Janus Protected Series – Global, and Perkins Select Value Fund, effective as of December 15, 2011. Pursuant to Section 5 of the Agreement, the Trust hereby requests that JCM acknowledge its acceptance of the terms contained in the revised Schedule.
Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.
JANUS INVESTMENT FUND

By:	/s/ Stephanie Grauerholz-Lofton

Stephanie Grauerholz-Lofton
Vice President, Chief Legal Counsel and Secretary

JANUS CAPITAL MANAGEMENT LLC

By:	/s/ Heidi W. Hardin

Heidi W. Hardin
General Counsel and Senior Vice President

Revised effective as of December 15, 2011
SCHEDULE A
INTECH Global Dividend Fund
INTECH International Fund
INTECH U.S. Core Fund
INTECH U.S. Growth Fund
INTECH U.S. Value Fund
Janus Asia Equity Fund
Janus Balanced Fund
Janus Contrarian Fund
Janus Emerging Markets Fund
Janus Enterprise Fund
Janus Flexible Bond Fund
Janus Forty Fund
Janus Fund
Janus Global Bond Fund
Janus Global Life Sciences Fund
Janus Global Market Neutral Fund
Janus Global Real Estate Fund
Janus Global Research Fund
Janus Global Select Fund
Janus Global Technology Fund
Janus Growth and Income Fund
Janus High-Yield Fund
Janus International Equity Fund
Janus Overseas Fund
Janus Protected Series — Global
Janus Protected Series — Growth
Janus Real Return Allocation Fund
Janus Research Fund
Janus Short-Term Bond Fund
Janus Triton Fund
Janus Twenty Fund
Janus Venture Fund
Janus World Allocation Fund
Janus Worldwide Fund
Perkins Global Value Fund
Perkins Large Cap Value Fund
Perkins Mid Cap Value Fund
Perkins Select Value Fund
Perkins Small Cap Value Fund
Perkins Value Plus Income Fund